PAGE 1            CSX CORPORATION
                        INDEX TO EXHIBITS

Description                                                    Value
- -----------                                                    -----

1987 Long-Term Performance Stock Plan                         EX-10.1

Senior Management Incentive Compensation Plan                 EX-10.2

Appendix Describing Graphic Materials                         EX-99











































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